UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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Columbia Funds Variable Series Trust II

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VARIABLE PORTFOLIO-NUVEEN WINSLOW LARGE CAP GROWTH FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 15, 2014

As a shareholder of the Variable Portfolio-Nuveen Winslow Large Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the change in control of the Fund’s subadviser, which triggered the need for a New Subadvisory Agreement (as defined below) with such subadviser. This notice presents only an overview of the more complete Information Statement regarding this event that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement provides information about the New Subadvisory Agreement triggered by the change of control of the Fund’s subadviser, Winslow Capital Management, LLC (“Winslow Capital”). Winslow Capital is 100% owned by Nuveen WCM Holdings, LLC, a subsidiary of Nuveen Investments, Inc. (“Nuveen Investments”). On October 1, 2014, TIAA-CREF, a national financial services organization, acquired Nuveen Investments (the “Transaction”). The closing of the Transaction (the “Closing”) resulted in a change of control of Winslow Capital under the Investment Company Act of 1940, as amended, and the automatic termination of the previous subadvisory agreement (the “Previous Subadvisory Agreement”) between Columbia Management Investment Advisers, LLC (“Columbia Management”) and Winslow Capital relating to, among other things, the provision by Winslow Capital of subadvisory services to the Fund. At a meeting of the Board of Trustees (the “Board”) of the Trust on September 15-16, 2014, the Board approved a new subadvisory agreement (the “New Subadvisory Agreement”) between Columbia Management and Winslow Capital, subject to the Closing, which occurred on October 1, 2014. The New Subadvisory Agreement went into effect on October 1, 2014. The New Subadvisory Agreement is materially identical to the Previous Subadvisory Agreement, including with respect to the fee rate payable to Winslow Capital by Columbia Management.

Columbia Management has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Columbia Management, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this Notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on the Fund’s website at https://www.columbiamanagement.com/forms-literature/information-statements. The Information Statement will be available on the website until at least March 15, 2015. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by December 15, 2015. If you do not request a paper or email copy by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling (toll-free) 800-345-6611.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

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VARIABLE PORTFOLIO-NUVEEN WINSLOW LARGE CAP GROWTH FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about December 15, 2014. This Information Statement is being made available to shareholders of Variable Portfolio-Nuveen Winslow Large Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Columbia Management, subject to certain conditions, including the approval by the Fund’s Board of Trustees (the “Board”), to retain an unaffiliated subadviser (or subadvisers), without obtaining fund shareholder approval, that Columbia Management believes is (are) well suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

Columbia Management, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the “IMS Agreement”) dated March 1, 2011 and most recently renewed on April 11, 2014. Under the IMS Agreement, Columbia Management monitors the performance of Fund subadvisers on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, Columbia Management receives a management fee from the Fund and, from this management fee, Columbia Management pays the subadviser(s) a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Management under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by Columbia Management, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with the Fund’s and Columbia Management’s policies.

WINSLOW CAPITAL MANAGEMENT, LLC AND NUVEEN INVESTMENTS, INC. AND THE NEW SUBADVISORY AGREEMENT

Winslow Capital Management, LLC (“Winslow Capital”) is 100% owned by Nuveen WCM Holdings, LLC, a subsidiary of Nuveen Investments, Inc. (“Nuveen Investments”). On October 1, 2014, TIAA-CREF, a national financial services organization, acquired Nuveen Investments (the “Transaction”). The closing of the Transaction (the “Closing”) resulted in a change of control of Winslow Capital under the 1940 Act and the automatic termination of the previous subadvisory agreement (the “Previous Subadvisory Agreement”) between Columbia Management and Winslow Capital and its parent company, Nuveen Investments, relating to, among other things, the provision by Winslow Capital of subadvisory services to the Fund. At a meeting of the Board on September 15-16, 2014, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved a new subadvisory agreement (the “New Subadvisory Agreement”) between Columbia Management and Winslow Capital and Nuveen Investments, subject to the Closing, which occurred on October 1, 2014. The New Subadvisory Agreement went into effect on October 1, 2014. The New Subadvisory Agreement is materially identical to the Previous Subadvisory Agreement, including with respect to fees payable to Winslow Capital by Columbia Management.

IMS Fees Paid to Columbia Management and Subadvisory Fees Paid to Winslow Capital

Under the IMS Agreement, the Fund pays Columbia Management a management fee as follows:

Variable Portfolio-Nuveen Winslow Large Cap Growth Fund

Net Assets (billions)	Annual rate at each asset level
First $1.0	0.650%
Next $1.0	0.600%
Over $2.0	0.500%

The table above represents the fee rate paid by the Fund to Columbia Management, which did not change as a result of the Closing. Columbia Management, in turn, compensates Winslow Capital out of its own assets, calculated at the following rates (which also did not change as a result of the Closing):

•	0.40% on the first $100 million, reducing to 0.25% as assets increase

	Fees paid by the Fund to Columbia Management for the period from January 1, 2014 through September 30, 2014*	Fees paid by Columbia Management to Winslow Capital for the period from January 1, 2014 to September 30, 2014
Variable Portfolio-Nuveen Winslow Large Cap Growth Fund (fiscal year ending on 12/31/13)	$6,582,847.85	$2,836,916.70

*	Columbia Management pays Winslow Capital from these fees.

INFORMATION ABOUT WINSLOW CAPITAL

Winslow Capital is a Delaware limited liability company founded in 1992. Winslow Capital is a wholly owned subsidiary of Nuveen Investments, Inc. which is an indirect subsidiary of TIAA-CREF. TIAA-CREF is located at 730 Third Ave., New York, NY 10017. As of September 30, 2014, Winslow Capital had approximately $36.2 billion in assets under management. Winslow Capital’s principal offices are located at 4720 IDS Tower, 80 South 8th Street, Minneapolis, MN 55402.

The following table provides information on the principal executive officers of Winslow Capital.

Name	Title/Responsibilities	Address

Clark Joseph Winslow	Chief Executive Officer, Portfolio Manager	4720 IDS Tower, 80 South 8th Street, Minneapolis, MN 55402

Jean Andrea Baillon	Senior Managing Director, Chief Administrative Officer, Chief Financial Officer	4720 IDS Tower, 80 South 8th Street, Minneapolis, MN 55402

Justin Holly Kelly	Chief Investment Officer, Portfolio Manager	4720 IDS Tower, 80 South 8th Street, Minneapolis, MN 55402

Laura Jean Hawkins	Chief Compliance Officer	4720 IDS Tower, 80 South 8th Street, Minneapolis, MN 55402

Michael S. Palmer	President	4720 IDS Tower, 80 South 8th Street, Minneapolis, MN 55402

Other Funds with Similar Investment Objectives Managed by Winslow Capital

Name	Assets Managed by Winslow Capital as of September 30, 2014 ($M)	Fee Rate Paid to Winslow Capital
MainStay Large Cap Growth Fund*	$19,957	0.40% on Allocated Assets[1] up to $100 million; 0.35% on Allocated Assets from $100 million to $350 million; 0.30% on Allocated Assets from $350 million to $600 million; 0.25% on Allocated Assets from $600 million to $1 billion; 0.20% on Allocated Assets from $1 billion to $2.5 billion; 0.24% on Allocated Assets from $2.5 billion to $5 billion; and 0.25% on Allocated Asset in excess of $5 billion

Name	Assets Managed by Winslow Capital as of September 30, 2014 ($M)	Fee Rate Paid to Winslow Capital
MainStay VP Large Cap Growth Portfolio*	$806
		0.40% on Allocated Assets[1] up to $100 million; 0.35% on Allocated Assets from $100 million to $350 million; 0.30% on Allocated Assets from $350 million to $600 million; 0.25% on Allocated Assets from $600 million to $1 billion; 0.20% on Allocated Assets from $1 billion to $2.5 billion; 0.24% on Allocated Assets from $2.5 billion to $5 billion; and 0.25% on Allocated Asset in excess of $5 billion

HSBC Growth Portfolio*	$76	0.40% on assets up to $250 million; 0.35% on assets from $250 million to $500 million; 0.30% on assets from $500 million to $750 million; 0.25% on assets from $750 million to $1 billion; and 0.20% on assets over $1 billion[2]

Nuveen Winslow Large-Cap Growth Fund*	$1,174	0.50% of Fund management fee less allocated Fund expenses

Nationwide Variable Insurance Trust – NVIT Multi-Manager Large Cap Growth Fund*	$546

		0.40% on assets up to $100 million; 0.35% on assets from $100 million to $350 million; 0.30% on assets from $350 million to $600 million; 0.25% on assets from $600 million to $1 billion; 0.20% on assets from $1 billion to $2.5 billion; 0.23% on assets from $2.5 billion to $3.5 billion; 0.24% on assets from $3.5 billion to $5 billion; 0.25% on assets over $5 billion[3]

USAA Aggressive Growth Fund*	$664	0.40% on assets up to $100 million; 0.35% on assets from $100 million to $350 million; 0.30% on assets from $350 million to $600 million; 0.25% on assets from $600 million to $1 billion

*	Winslow Capital serves as subadviser.
[1]	Allocated Assets under management are the MainStay Large Cap Growth Fund and the MainStay VP Large Cap Growth Portfolio subadvised by Winslow Capital.
[2]	Based upon the total assets under management of various HSBC investment vehicles advised or subadvised by Winslow Capital.
[3]	Based upon the total assets under management of various Nationwide investment vehicles advised or subadvised by Winslow Capital.

BOARD CONSIDERATION AND APPROVAL OF THE NEW SUBADVISORY AGREEMENT

At the September 15-16, 2014 Board meeting (the “September Meeting”), the Board considered the New Subadvisory Agreement between Columbia Management and Winslow Capital, with respect to Winslow Capital’s management of the Fund in light of the Transaction. It was observed that the Previous Subadvisory Agreement with Winslow Capital terminates upon the effectiveness of the Transaction and, as a result, the New Subadvisory Agreement is intended to replace the Previous Subadvisory Agreement so that the change in control does not cause a disruption of services provided to the Fund upon the termination of the Previous Subadvisory Agreement. It was also observed that the New Subadvisory Agreement is identical (except with respect to its effective date) to the Previous Subadvisory Agreement. The Trustees noted the Contracts Committee’s recommendation that the Board approve the New Subadvisory Agreement. Independent legal counsel to the Independent Trustees reviewed the SEC-enumerated factors that should be considered by a board in determining whether to approve a new investment management services or subadvisory agreement and stated that the Board should use these factors in consideration of the approval of the New Subadvisory Agreement.

Nature, Extent and Quality of Services to be Provided by Winslow Capital

The Board considered its analysis of various reports and presentations received by it and its Committees, at the September Meeting and as part of the 15(c) review process at the April 2014 Meeting (the April Meeting), detailing the services performed by Winslow Capital, as subadviser for the Fund, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel. The Board also recalled its analysis of the capabilities and financial condition of Winslow Capital at the April Meeting, and noted Columbia Management’s representation that Winslow Capital has the capability and wherewithal to carry out its responsibilities under the New Subadvisory Agreement.

The Board observed that it had previously approved Winslow Capital’s code of ethics and compliance program, that the Chief Compliance Officer of the Fund continues to monitor the code and the program, and that no material concerns have been reported. The Board reviewed the impending change in control at Winslow Capital noting Columbia Management’s comfort with the future financial strength of Winslow Capital based on its review of TIAA-CREF’s financial statements and management’s belief that the change in control will indirectly strengthen Winslow Capital’s financial condition (as TIAA-CREF’s credit ratings are materially better than those of Nuveen). The Board also noted Columbia Management’s representation that no material changes were expected to Winslow Capital’s personnel, investment philosophy, investment process or compliance policies and procedures post-Transaction. The Board also discussed the acceptability of the terms of the New Subadvisory Agreement, including that, other than the date of effectiveness, the New Subadvisory Agreement is identical to the Previous Subadvisory Agreement, which was reviewed and approved by the Board earlier in April 2014. The Board recalled its considerations regarding Winslow Capital in April 2014, including its conclusion that Winslow Capital was in a position to provide a high quality and level of services to the Fund. The Board noted its view that, based on the information it has received, the Transaction should not affect that conclusion.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, including, in particular, the performance of the Fund (discussed below), as well as Columbia Management’s recommendation that the Board approve entering into the New Subadvisory Agreement with Winslow Capital, which is unaffiliated with Columbia Management, the Board concluded that Winslow Capital was in a position to continue to provide services of a reasonable high quality to the Fund post consummation of the Transaction.

Investment Performance of Winslow Capital

For purposes of evaluating the nature, extent and quality of services provided under the New Subadvisory Agreement, the Board reviewed the investment performance of the Fund. In this regard, the Board considered its April review of the Fund’s performance, during which the Board observed that the Fund’s investment performance met expectations.

Comparative Fees, Costs of Services Provided and Profitability

The Board recalled their review, at the April Meeting, of comparative fees and the costs of services to be provided under the New Subadvisory Agreement. The Board reviewed the proposed level of subadvisory fees under the New Subadvisory Agreement, noting that the proposed subadvisory fees payable to Winslow Capital would be paid by Columbia Management and would not impact the fees paid by the Fund. The Board observed that fees paid under the New Subadvisory Agreement are identical to those paid under the Previous Subadvisory Agreement, which were reviewed and approved in April 2014. The Board concluded that the Fund’s subadvisory fees continue to be fair and reasonable in light of the extent and quality of services that the Fund receives.

Economies of Scale

The Board recognized that, because Winslow Capital’s fees would be paid by Columbia Management and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Fund’s IMS Agreement, which was separately considered and renewed at the April Meeting.

Based on all of the foregoing, including all of the information received and presented (including the information reviewed and considered at the April Meeting), the Board, including all of the Independent Trustees, concluded that the proposed fees to be paid under the New Subadvisory Agreement were fair and reasonable in light of the extent and quality of services to be provided. In reaching this conclusion, no single factor was determinative.

On September 16, 2014, the Board, including all of the Independent Trustees, unanimously approved the New Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, Columbia Management (and certain of its affiliates) receive compensation for providing other services to the Fund.

Administrator

Columbia Management serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of September 30, 2014, Columbia Management, through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203), owned 98.32% of the outstanding shares.

As of a September 30, 2014, the Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

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